                                                                   EXHIBIT 10.27
                            DISTRIBUTION AGREEMENT
                                    BETWEEN
                            BIOLASE TECHNOLOGY INC.
                                      AND
                               HENRY SCHEIN INC.


          This Distribution Agreement (the "Agreement") is made and entered into effective the 19TH DAY OF JANUARY, 1999 (the "Effective Date") by and between BioLase Technology, Inc. ("BL"), a Delaware corporation having its principal place of business at 981 Calle Amanecer, San Clemente, California 92673 U.S.A., and Henry Schein, Inc. ("HSI"), a Delaware corporation, having its principal place of business at 2 Huntington Quadrangle, North Tower, 4/th/ Floor, Melville, NY 11747, together referred to as the Parties.

          Whereas, BL has developed a laser-based hydro-kinetic tissue cutting system (the "Millennium") and desires to enter into a non-exclusive distribution agreement with HSI.

          Whereas, HSI has experience in marketing and distributing dental supplies and equipment and desires to be a distributor of BL's Millennium system to the dental markets.

          Now, Therefore, in consideration of the foregoing recitals and of the mutual covenants contained herein, HSI and BL hereby agree as follows:

I.        PRODUCT:           The Product covered by this agreement is the
          Millennium, together with its directly related accessories and parts, hereinafter referred to as the Product.

II.       TERRITORY:         United States

III.      RELATIONSHIP:      Non-exclusive

IV.       RESPONSIBILITIES:  HENRY SCHEIN INC. (HSI)

          A. PROMOTION AND LEAD GENERATION. HSI will provide marketing support and programs to be agreed upon by the Parties. HSI will maintain an ongoing competitive sales incentive program to motivate the sales force to sell the Product.

          B. TELESALES SUPPORT. HSI will maintain prompt and properly trained Telesales support to its customers.

** Omitted pursuant to confidentiality request filed with the Commission on April 6, 1999.

     C. SALES TRAINING AND EDUCATION. HSI will ensure its sales force is well trained and properly informed. Training will be conducted by BL at BL's facility.

     D. PRODUCT SALES AND SERVICE. In addition to the price of the laser HSI will charge each customer ** to cover in-office training. Training will be conducted by BL personnel as reasonably requested. HSI ** to cover training costs.

     E. PURCHASE OF DEMO EQUIPMENT. HSI, at its sole discretion, will purchase demo units for select markets which will be solely determined by HSI.

     F. CONVENTION EXPOSURE. HSI agrees to promote and show the Millennium at major domestic dental shows and conventions. These shows include, but are not limited to, Yankee Dental, Chicago Mid-winter, Hinman Dental meeting, Southern California meeting, Northern California meeting, American Dental meeting and Greater New York meeting.

     G. PRODUCT FORECASTS. HSI will provide a written, six month non-binding forecast for anticipated sales to customers.

     H. INVENTORY. HSI will carry a reasonable inventory of the Product to satisfy customer orders in a timely and competitive manner. This inventory will be based on customer demand. **

               a)   INVENTORY:  PRODUCT UPGRADES.  **

     I. WAREHOUSING. If HSI so requests, BL will provide warehousing of units purchased by HSI. Any such transaction must be done in accordance with governing rules.

V.   RESPONSIBILITIES:  BIOLASE (BL)

     A.   MANUFACTURE OF PRODUCT TO SPECIFICATIONS.

     B. REGULATORY APPROVALS. BL has received and will continue to obtain all regulatory approvals required to market and sell the Product in the United States. **

     C. NEW PRODUCT DEVELOPMENT. Any new Product development deemed necessary by BL, for the Product, will be performed and carried out by BL. HSI will not be responsible for product development.

     D. TECHNICAL SERVICE BACK-UP. BL will offer technical support for the Product, including repair and warranty service pursuant to BL's Standard Distributor Warranty. The parties shall mutually agree upon terms for the warranty and post-warranty periods (Attachment A).

** Omitted pursuant to confidentiality request filed with the Commission on April 6, 1999.

      E. TIMELY DISTRIBUTION. BL will use its best efforts to meet HSI's rolling three-month forecast of product requirements.

      F. SALES EDUCATION, TRAINING AND SUPPORT FOR HSI PERSONNEL. BL will provide Product, installation and maintenance training for HSI personnel at BL's facility, at no expense to HSI. HSI will be responsible for its own travel and incidental expenses.

      G. FIELD SALES SUPPORT. BL to provide reasonable field sales support at no additional cost to HSI.

      H. END USER TRAINING AND EDUCATION. As set forth in Sections IV (D) and VI, a ** shall be charged for end-user training and other expenses incurred by BL. In such cases, training provided by BL, is at BL's sole expense.

      I.   PRODUCT LIABILITY/COMPREHENSIVE INSURANCE. **

      J. DIRECT SALES INCENTIVE. In potential competitive situations; should BL concede direct sales orders to HSI, or HSI to BL, then HSI and BL shall strive to ensure equitable sharing of incentive to the respective salespersons. The specific terms of such will be mutually agreed upon in separate side letters.

VI.   PURCHASE PRICE:

      **
VII.  SALES ESTIMATES:

      **

VIII. PAYMENT TERMS:

      **
      (b) Each party will remain liable for and pay its own fees and expenses including, without limitation, legal, accounting, and advisory fees incurred in connection with the transaction contemplated by this agreement.

IX.   TERM OF THE AGREEMENT

      (a) The term of this Agreement shall commence on the Effective Date and shall conclude on December 31, 1999, unless the parties agree in writing to extend this Agreement either for a specified period or, if no period is specified, on a quarter-to-quarter basis terminable at the end of a quarter by written notice given no less than ninety (90) days prior to the termination date. Notwithstanding, this Agreement may be terminated by either Party upon 90 days notification.

** Omitted pursuant to confidentiality request filed with the Commission on April 6, 1999.

     (b) If HSI is not in compliance with payment terms, then BL may, at its discretion, suspend any services or shipments to HSI. If HSI fails to cure such default with 30 days notice, then BL may terminate distribution agreement in part or in its entirety, without further notice.

     (c) If BL is not in compliance with the terms of this agreement, and fails to cure such default with 30 days notice, then HSI may terminate this agreement without further notice.

X.   POST-CONTRACTUAL OBLIGATIONS

     (a) Except as otherwise provided in Section 11(b), all obligations arising under this Agreement which are due and not yet performed at the time of termination of this Agreement shall survive such termination until performed.

     (b) If HSI is not in compliance with payment terms, then BL may, at their discretion, suspend or terminate any post-contractual obligations.

XI.  CONFIDENTIALITY

     (a) During the term of this Agreement and for a period of three (3) years after its termination, each of the parties hereto undertakes and agrees to receive and hold in trust and confidence for the benefit of the other party hereto any Confidential Information disclosed to such party by the other party hereto and to use such Confidential Information only for the purpose of advancing the commercial objectives of this Agreement.

     (b) For purposes of this Agreement, Confidential Information shall mean any and all information, data, know-how and other intellectual property of a confidential or proprietary nature, including but not limited to intellectual property relating to (i) technical, scientific, developmental, marketing, manufacturing, sales, operating, performance and cost information, (ii) processes, (iii) designs and (iv) techniques, in any and all forms in which such information, processes, designs and techniques may appear including all record-bearing media containing or disclosing such information, processes, designs and techniques.

     (c) Confidential Information shall include, without limitation, all intellectual property that is (a) marked as confidential or proprietary at the time it is provided to a recipient hereunder, (b) stated by or on behalf of the party disclosing same at the time of disclosure to the recipient to be considered confidential or proprietary, or (c) would under the circumstances be recognized by someone experienced in the relevant field to be confidential or proprietary.

     (d) Confidential Information, however, does not include any information, data, know-how or other intellectual property which (i) at the time of disclosure is already in the public domain or subsequent to such disclosure becomes available to the public

** Omitted pursuant to confidentiality request filed with the Commission on April 6, 1999.

through no breach of this Agreement; (ii) was in the possession of the party to which it was disclosed free of any obligation of confidentiality prior to receipt under this Agreement; (iii) is received by the recipient of Confidential Information hereunder free of any obligation of confidentiality independently from a third party entitled to disclose such information to such party; (iv) is subsequently independently developed by a recipient without use of or benefit from the Confidential Information; or (v) is required to be disclosed by a court or governmental agency of competent jurisdiction.

XII. TRADEMARKS; PATENTS; PROPRIETARY RIGHTS

     BL hereby grants and HSI hereby accepts, a non-exclusive, non-transferable, non-assignable, terminable and royalty-free license to use BL's name, trademarks, and logo (collectively "Proprietary Marks") solely to perform its obligations hereunder subject to the conditions of this Agreement in connection with the Product. BL solely owns and retains all rights, registrations, approvals, licenses and trademarks therein. HSI shall provide BL with samples of its proposed use of the Proprietary Marks in marketing and on the Covered Products prior to such use of the Proprietary Marks. HSI shall refrain from using the Proprietary Marks if BL informs HSI that any actual or proposed use is not approved by BL, in its sole discretion. In the event of termination of this agreement, HSI agrees to immediately discontinue the use of any BL trademarks or other rights associated with the BL product.

     HSI, any affiliate entities and principal, directly or indirectly specifically agrees to refrain from using, claiming, attempting to obtain proprietary rights in or otherwise exploiting in any manner the technology disclosed in BL patents and patent applications, other than as contemplated in this Agreement.

     HSI, its principles and affiliates will not directly or indirectly conspire with any party to develop, commercialize or exploit the technology and products of BL other than as approved by this agreement.

     All price lists, sales or promotional literature and other materials prepared by HSI with respect to the Product shall bear appropriate copyright and trademark notices as prescribed by BL. HSI shall promptly inform BL in writing of any known or reasonably suspected violation or infringement of BL's patents, trademarks or copyrights. HSI agrees that it will not use, register, or otherwise appropriate any name, mark, or logo which is similar to or may be confused with any name, mark, or logo licensed by BL hereunder. The license granted to HSI constitutes HSI's sole right to use BL's Proprietary Marks, and HSI is not granted a license to use any other proprietary rights of BL. HSI shall at all times take all reasonable actions to protect the good name and reputation of BL, the Product and the Proprietary Marks. HSI shall not change, alter, cover or remove the name, trademarks, logos, nomenclature or instructions of any type appearing on, or that are originally shipped with or as part of, the Product. HSI may not affix any marks other than the Proprietary Marks to the Product. In the event there appears to be patent infringement in the territory, HSI agrees to cooperate with BL, and act in good faith to support BL to defend against and / or pursue damages.

** Omitted pursuant to confidentiality request filed with the Commission on April 6, 1999.

XIII. DISPUTES; GOVERNING LAW; VENUE

      (a) The parties shall use their best endeavors to amicably settle any disputes, controversies and claims arising under or in connection with or due to an infringement of this Agreement. If such disputes, controversies or claims cannot be amicably settled, Parties agree to settle any and all claims by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding, anything to the contrary contained in this agreement, in no event shall either party be liable to the other for any punitive, incidental, consequential, or other special damages in connection with any claim arising out of or related to this agreement.

      (b) The law of the State of California, U.S.A., applicable to contracts to be performed wholly within such state, and without reference to California choice of laws rules, shall apply to the validity, construction and performance of this Agreement.

XIV.  FINAL PROVISIONS

      (a) HSI shall provide BL with an installation report containing the information specified in Attachment B with respect to each Millennium system sold or installed by HSI;

      (b) This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and incorporates and supersedes all prior and contemporaneous written and oral negotiations, communications, understandings and agreements of the parties. There are no collateral agreements that are not set forth in either this Agreement or in the exhibits attached thereto. This Agreement may be amended or modified only by a written document executed by each of the parties hereto.

      (c) No provision of this Agreement shall be construed so as to create a partnership or agency relationship between the parties or to authorize either party to bind the other party to any commitment.

      (d) HSI recognizes that pursuant to this Agreement it is authorized to market and sell the Product only in the Territory and only to the dental markets.

      (e) Any notice provided pursuant or with respect to this Agreement shall be made in writing and shall be deemed given when actually delivered by personal delivery, registered mail (return receipt requested), via facsimile (with receipt confirmed and with a confirmation copy subsequently sent by another means specified hereunder), or air courier, addressed to the recipient at such party's address indicated at the beginning of this Agreement or such other address as such party has specified in a written notice given in accordance with the terms hereof. The party giving notice shall be required to

** Omitted pursuant to confidentiality request filed with the Commission on April 6, 1999.

establish the giving of the notice by written confirmation of receipt by the party receiving the notice or other form of confirmation.

      (f) This Agreement shall be legally binding upon the parties and their successors and assigns. Any assignment of this Agreement by one party is, however, subject to the prior written approval by the other party.

      In Witness Whereof, the parties have executed this Distribution Agreement on and as of the date first above written.



                         Henry Schein Inc. (HSI)

                         By: /s/ Michael Ettinger
                            ----------------------------------
                         Title  Vice President
                               -------------------------------



                         BioLase Technology, Inc.

                         By: /s/ Jeffrey W. Jones
                            ----------------------------------
                         Title:  President & CEO
                                 -----------------------------

** Omitted pursuant to confidentiality request filed with the Commission on April 6, 1999.

BIOLASE TECHNOLOGY, INC.
-----------------------
ATTACHMENT A, TO BIOLASE SCHEIN AGREEME  NT       Distributor Limited Warranty


                               LIMITED WARRANTY
                          Subject to Special Addendum

SECTION I - OVERVIEW
--------------------

Henry Schein Inc. (HSI) is herein referred to as Distributor.

The Covered Product is the Millennium, per the terms and conditions herein defined.

BioLase hereby warrants, on a parts only basis, the Covered Products against defective material and workmanship for ** Distributor's exclusive remedy against BioLase for breach of the foregoing warranty shall be the replacement of defective or non-conforming parts. No other remedy, including but not limited to incidental or consequential damages for lost revenue, injury to person or property, or any other incidental or consequential loss, shall be available to Distributor.

SECTION II - LIMITATIONS
------------------------

Distributor will not represent to customer that BioLase is extending any warranty beyond what is herein defined.

If Distributor extends additional warranty, then Distributor must clearly represent to customer that such warranty is from Distributor, and not from BioLase.

Spare parts to effect repairs of Covered Products shall be provided by BioLase to Distributor F.O.B. at BioLase facility. Replaced components must be promptly returned to BioLase. All parts returned must be accompanied by an approved BioLase RMA. Documentation must be attached to said components clearly identifying the serial number of the Covered Product from which the component was removed. A record of the date of service and why the component was replaced must be included with the returned component. If components are not returned, or if manufacturer is not provided with evidence of warranty coverage, then the distributor will be billed for the customary charges for the corresponding parts and / or services.

SECTION III - FAILURE TO CURE
-----------------------------

If Distributor is not in compliance with payment terms to BioLase, then BioLase may, at its discretion, suspend warranty coverages, services and shipments to Distributor. If Distributor fails to cure such default with 30 days notice, then BioLase may terminate distribution agreement in part or in its entirety, without further notice.

SECTION IV - WHAT THIS WARRANTY WILL NOT COVER
----------------------------------------------

1. Defects or damage resulting from use of the Product in other than its normal and customary manner.

2.   Defects or damage from misuse, accident, water, or neglect.

3. Defects or damage from improper testing, operation, maintenance, installation, alteration, modification, or adjustment.

4. A Product subjected to unauthorized Product modifications, disassemblies or repairs (including, without limitation, the addition to the Product of non-BioLase supplied equipment) which adversely affect performance of the product or interfere with BioLase's normal warranty inspection and testing of the Product to verify any warranty claim.

5.   Product which has had the serial number removed or made illegible.

6. Scratches or other cosmetic damage to Product surfaces that does not effect the operation of the Product.

7.   Consumables, or limited life components.

8.   Normal and customary wear and tear.

SECTION V - GENERAL PROVISIONS
------------------------------

This warranty sets forth the full extent of BioLase's responsibilities regarding the Product. Repair, replacement or refund of the purchase price, at BioLase's option, is the exclusive remedy. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED, OR REMEDY INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL BIOLASE BE LIABLE FOR DAMAGES IN EXESS OF THE PURCHASE PRICE OF THE PRODUCT, FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF INABILITY TO USE SUCH PRODUCT, TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

                                 ATTACHMENT B
                                 ------------

                                    PAGE 1


                          INSTALLATION TRACKING FORM

Customer:
Address:

Telephone:
FAX:
e-mail:

Primary user:

Specialty:

Millennium serial number:


Date of installation:


Handpiece serial number(s):


Fiber serial number (s):

                                      -10-